RESTATED PROMISSORY NOTE

$4,700,000.00                                                  December 31, 1996


     FOR VALUE RECEIVED, OHIO KEY I, INC., a Florida corporation, and OHIO KEY II, INC., a Florida corporation (collectively, the "Borrower"), jointly and severally promise to pay to the order of WAMCO XXII, LTD., a Texas limited partnership (the "Lender") or order, the following:

     the principal amount of FOUR MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($4,700,000.00) together with interest on the whole of the principal amount outstanding hereunder from time to time from the date hereof until this Note is paid in full, at the per annum rate of interest indicated below. Interest shall be computed on the actual number of days elapsed over a 360-day year, i.e., 1/360 of a full year's interest shall accrue for each day the Note is outstanding.

          1.1  Payment Schedule.

               This Note shall bear interest and shall be payable as follows:

                    a. During the period commencing on the date hereof and
               ending on August 30, 1997, this Note will not bear interest, except in the case of a default, in which case interest will accrue at the Default Rate specified herein. In lieu of interest, the Borrower will make monthly payments of $5,000 each commencing on December 31, 1996 and continuing on the last day of each month thereafter through and including August 30, 1997, to compensate the Lender for its agreement to waive interest on this Note during this period. Such payments shall not reduce the principal balance of this Note.

                    b. Commencing on August 30, 1997, this Note will bear
               interest at the rate of nine percent (9%) per annum (the "Applicable Interest Rate"). On September 30, 1997 and on the same day of each month thereafter, through and including September 30, 1999, the Debtor shall make equal payments of principal and interest on this Note in the amount of $39,442.23 each. This Note will mature on October 30, 1999 (the "Maturity
               Date), at which time the outstanding principal balance hereof and all accrued interest hereon will be due and payable in full.

          1.2 On the Maturity Date, the entire outstanding Principal Balance, together with all accrued and unpaid interest and any other charges due under this Note shall be due and payable.

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          1.3 Each payment shall be credited first to amounts owing by Borrower to Lender other than Principal Balance and interest, second to interest, and third to the Principal Balance.

          1.4 Borrower shall have the right to prepay this Note in whole or in part, on any payment date hereunder, without premium or penalty. All prepayments shall be applied as set forth in Section 1.3 above.

          1.5 Borrower shall receive a discount for early payment of the Note as follows:

               a. If the outstanding principal balance of this Note is repaid in full before November 30, 1997, the Borrower will receive an early payment discount equal to eight percent (8%) of the outstanding principal balance of this Note on the date of repayment. In order to receive the discount, the Borrower must repay all outstanding accrued interest under this Note and any other sums owed to Lender on the date of early payment.

               b. If the outstanding principal balance of this Note is repaid in full before November 30, 1998, the Borrower will receive an early payment discount equal to five percent (5%) of the outstanding principal balance of this Note on the date of repayment. In order to receive the discount, the Borrower must repay all outstanding accrued interest under this Note and any other sums owed to Lender on the date of early payment.

               c. No early payment discount will be available after November 30, 1998.

          1.6 Borrower shall have a one-time option, exercisable on or after July 30, 1999, to extend the maturity of this Note until October 30, 2002 upon compliance with the terms and conditions set forth in the Restructuring Agreement (as defined below).

     2. Usury. No provision of this Note shall be construed to mean that Borrower has paid or agreed to pay, directly or indirectly, under any circumstance whatsoever, any interest in excess of that which lawfully may be charged under any applicable laws relating to interest. If for any reason interest in excess of the highest lawful rate shall at any time be paid hereunder, any such excess shall constitute and shall be treated as a payment on the principal amount due.

     3. Manner and Place of Payment. Each payment shall be made in lawful money of the United States of America and payable in immediately available funds at



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Lender's address set forth above or at such other place as the legal holder hereof shall from time to time designate to Borrower in writing. Payments must state Lender's loan number. If any payment of principal or interest on this Note is due on a Saturday, a Sunday, or a legal holiday under the laws of the State of Florida, such payments shall be made on the next succeeding business day, and such extension of time shall be included in computing interest in connection with such payment.

     4. Default and Remedies.

          4.1 This Note shall be in default upon the occurrence of any one of the following events (each is an "Event of Default"):

               (a) Any payment of principal, interest or other amount due under this Note is not made within ten (10) days of the date said payment is due and payable;

               (b) There occurs an Event of a Default as defined in that certain Restated Mortgage and Assumption Agreement, dated as of December 31, 1996, among the Borrower, Sunshine Key Associates Limited Partnership, a Florida limited partnership (the "Debtor") and the Lender (the "Mortgage");

               (c) The Borrower breaches or fails to perform any covenant or agreement contained in the and Loan Restructuring Agreement, dated as of December 31, 1996, among the Borrower, the Debtor and the Lender (the "Restructuring Agreement") (the Mortgage and the Restructuring Agreement being collectively referred to as the "Loan Documents").

          4.2 Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have the right, exercisable at Lender's sole discretion, to declare the entire unpaid principal amount of this Note, all accrued and unpaid interest on this Note, and any other charges due hereunder, immediately due and payable without notice to Borrower. Borrower expressly waives notice of the exercise of such right.

          4.3 The failure of Lender to exercise this right of acceleration or any other right to which Lender may be entitled shall not constitute a waiver of such right or any other right in the event of any subsequent default.

          4.4 If this Note is not paid when due or if it becomes necessary in the opinion of Lender to employ counsel to collect or enforce this note or to protect the security for the same, Borrower and all other parties liable for the payment hereunder shall pay to Lender, to the extent permitted by applicable law, all costs, charges, disbursements and reasonable attorney's fees incurred by Lender in collecting or



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     enforcing payment hereof or in protecting the same, whether incurred in or out of court, including without limitation, probate proceedings, bankruptcy proceedings, and appeals.

          4.5 If all or any portion of a payment due hereunder is not made within ten (10) days after it is due, or if any principal or interest becomes due and payable by Lender's exercise of its rights to accelerate upon default, then all such amounts due but unpaid shall thereafter bear interest from the date of such nonpayment or exercise, until payment in full, at the lesser of the maximum contract interest rate allowed by law, from time to time, or the rate of four percent (4%) per annum above the Applicable Interest Rate (the "Default Rate").

          4.6 In addition, Lender may charge and collect a late charge not to exceed five percent (5%) of each payment accepted by Lender, which is more than ten (10) days in arrears, to cover, among other things, the expense involved in Lender's handling of delinquent payments.

          4.7 Borrower grants Lender a lien and security interest in all deposits, credits and property of Borrower now or hereafter in the possession or control of Lender (or in transit to it), whether such collateral is security for the repayment of this Note or other indebtedness of Borrower to Lender, in any of Lender's various capacities. Borrower grants to Lender an unconditional right of setoff for all of Borrower s liabilities hereunder. Lender may at any time without notice to Borrower apply such deposits, credits and property or any part thereof to any liability of Borrower under this Note, the Mortgage, or any other Loan Documents, even though such liability is unmatured.

     5. Waivers.

          5.1 To the full extent permitted by law, the Borrower and all endorsers, sureties, guarantors and other persons who may become liable for the payment hereof, severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence in the enforcement or collection hereof, and consent to the release of any of them from liability, and any renewals, extensions, or other indulgences, all without notice to any of them.

          5.2 All homestead exemptions, all appraisement and stay laws, and all rights of redemption are hereby expressly waived to the full extent permitted by law.

          5.3 No delay or omission of Lender to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right or power shall not preclude other or future exercise of any other right. No waiver shall be valid unless it is in writing signed by Lender, and then only to the extent specifically set forth in the writing. All remedies hereunder or afforded by law shall be cumulative, and all shall be



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     available to Lender until this Note and all other liabilities of Borrower to Lender have been paid in full.

     6. Taxes and Expenses. Borrower agrees to pay all taxes or duties assessed and incurred against Lender upon or in connection with this Note, the debt evidenced hereby, or the Mortgage or other security for this Note, excluding' however, federal, state, and local income taxes. Borrower agrees to pay all costs, expenses, and attorneys' fees incurred by Lender (through all phases of litigation, including appellate and bankruptcy proceedings) in any proceeding for collection of the debt evidenced hereby, in any foreclosure of the Mortgage, in protecting or sustaining the lien and in any controversy arising from or connected with this Note, the Mortgage, or other Loan Documents.

     7. Security for the Note. This Note is secured by the Mortgage and related Uniform Commercial Code financing statements, the Loan Documents, and all other collateral security documents made by Borrower in favor of Lender encumbering certain real and personal property more particularly described therein. All of the items described in such documents constitute security for this Note, whether filed of record or otherwise, and reference is made to the same for a further description of the rights of Lender thereunder.

     8. No Oral Agreements. This Note is the final expression of the agreement between the parties. This document may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties. There are no unwritten oral agreements between the parties.

     9. Miscellaneous. This Note shall be binding upon Borrower and its heirs, successors, and assigns, and shall inure to the benefit of Lender and its successors, transferees and assigns, and all parties who may become holders of this Note. This Note is made and executed under and shall in all respects be governed and enforced by, and construed in accordance with, the laws of the State of Florida, including, without limitation, matters of construction, validity and performance. Each party to this Note acknowledges that it has reviewed this Note and hereby agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note. In the event any terms or provisions of this Note are held invalid or unenforceable, the remaining terms and conditions of this Note shall continue to be fully enforceable without change, and this Note shall be interpreted as if the invalid or unenforceable provision had not been a part hereof.



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     IN WITNESS WHEREOF, Borrower has executed or caused this Note to be executed by its duly authorized agents.

                                     OHIO KEY I, INC., a Florida corporation


                                     By: /s/ C. John Knorr, Jr.
                                         ---------------------------------------
                                     Name: C. John Knorr, Jr.
                                           -------------------------------------
                                     Title: President
                                            ------------------------------------

                                                       [Corporate Seal]


                                     OHIO KEY II, INC., a Florida corporation


                                     By: /s/ C. John Knorr, Jr.
                                         ---------------------------------------
                                     Name: C. John Knorr, Jr.
                                           -------------------------------------
                                     Title: President
                                            ------------------------------------

                                                       [Corporate Seal]



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